Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 333-63120, 333-72814, and 333-132764 on Form S-8 and Nos. 333-63142 and 333-72914 on Form S-3 of our reports dated October 31, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Rockwell Collins, Inc. and subsidiaries (the “Company”) (which report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s change as of the beginning of fiscal 2006 in its method of accounting for employee stock-based compensation, as of the beginning of fiscal 2007 in its measurement date for its defined benefit plans, and as of September 28, 2007 in its method of accounting for the funded status of its defined benefit plans) and management’s report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended September 28, 2007.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
November 16, 2007